UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2023

 SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square, Suite 2503 New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 200-5278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry Into a Material Definitive Agreement

On February 28, 2023, SELLAS Life Sciences Group, Inc. (the “Company”) closed its previously announced underwritten offering (the “Offering”) of (i) 7,220,217 shares of the Company’s common stock, par value $0.0001 per share, and (ii) warrants to purchase up to 7,220,217 shares of common stock, resulting in net proceeds of approximately $18.5 million, after deducting underwriting discounts and commissions and estimated offering expenses. In connection with closing of the Offering, the Company entered into amendments to an aggregate of 3,438,851 warrants issued by the Company on April 5, 2022 (the “Warrant Amendments”) to reduce the exercise price of such warrants to $3.62, the average closing price of the Company’s common stock, as reported on the Nasdaq Capital Market, for the five trading days immediately preceding the pricing of the Offering.

The foregoing is only a brief description of the material terms of the Warrant Amendments, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Warrant Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Amendment to the Common Stock Purchase Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date: March 1, 2023	By:	/s/ Barbara A. Wood
		Name:	Barbara A. Wood
		Title:	Executive Vice President, General Counsel and Corporate Secretary